SCHEDULE Y - INFORMATION CONCERNING ACTIVITIES OF INSURER MEMBERS OF A HOLDING COMPANY GROUP
PART 1 – ORGANIZATIONAL CHART



William M. Cameron[2] (WMC)
Lynda L. Cameron[3] (LLC)
Cameron Associates, Inc. 50% WMC; 50% LLC – OK Sole General Partner
Cameron Enterprises A Limited Partnership[1] (CEALP) – OK
Cameron Asset Management, LLC 100% - OK
CE Investment Management, LLC 100% - OK
CE Leasing, LLC 100% - OK
CPROP, Inc. 98.4% - OK
American Fidelity Group Administrator, Inc. 100% - OK
American Fidelity Corporation 94% - NV
CamSolutions, LLC 100% - OK
CCAPT El Reno LLC 100% - OK
Cameron Vault, LLC 100% - OK
Monastery Road LLC 100% - OK
All in Sports & Entertainment, LLC 100% - TX
LAX Partners, LLC[4] 92.53% - OK
AF Professional Employment Group, LLC 100% - OK
Alcott HR Group LLC 100% - DE
Alcott HR Management LLC 100% - DE
Alcott HR ASO LLC 100% - DE
Alcott HR Group I LLC 100% - DE
Apple Creek Apartments, Inc. 100% - OK
Cameron Ventures, LLC 100% - OK
Cameron Ventures International, Inc. 100% - OK
American Fidelity Community Services, Inc. 100% - OK
American Fidelity Assurance Company (Insurance Company) 100% - OK
American Fidelity Securities, Inc. 100% - OK
First Financial Securities of America, Inc. 100% - TX
American Fidelity General Agency, Inc. 100% - OK
American Public Life Insurance Company (Insurance Company) 100% - OK
Market Place Realty Corp. 100% - OK
American Fidelity International Holdings, Inc. 100% - OK
American Fidelity Global Solutions Ltd. 100% - Barbados
American Fidelity Offshore Investments, Ltd. 100% - Bermuda
American Fidelity Int'l (Bermuda) Ltd. 100% - Bermuda
American Fidelity (China), Ltd. 100% - Bermuda
Cameron International Ltd. - (CIL)[4] 85% - Malaysia
American Fidelity Property Company 100% - OK
American Fidelity Property Services, LLC 100% - OK
Oklahoma Winery Partners, LLC 100% - OK
26 Brix, LLC[4] 16.02% - CA
InvesTrust Wealth Management, LLC 100% - OK
InvesTrust 100% - OK
InvesTrust Consulting, LLC 100% - OK
InvesTrust Retirement Specialists, LLC 100% - OK
American Fidelity Administrative Services, LLC 100% - OK
9000 Broadway Owners Association, LLC 100% (Class A) - OK
Home Rentals, Inc. 100% - OK
Fountain View Village Arizona, LLC 100% - OK
HR Investment Properties, LLC 100% - OK
Oklahoma Avenue LLC 100% - OK
East Wilshire Blvd Development, LLC[4] 45.5% - OK
200 Britton LLC 100% - OK
400 Britton LLC 100% - OK
82nd Street Development LLC 100% - OK
9000 Broadway Holding LLC[4] 24% - OK
9000 Broadway Apartments LLC[4] 100% - OK
Skyline Hotel, LLC[4] 23.1% - OK
83rd Street Development LLC 100% - OK

[1]Limited Partners are: Cameron Enterprises A Limited Partnership (CELP) is a limited partnership. CELP's only general partner is Cameron Associates, Inc. listed above. All limited partnership interests of CELP are held directly or indirectly by William M. Cameron, Lynda L. Cameron and their family members through various family trusts. Therefore, CELP is effectively controlled 100% by Cameron Associates, Inc. the sole general partner of CELP.
[2] William M. Cameron owns his interest in Cameron Associates through the William M. Cameron Revocable Trust.
[3] Lynda L. Cameron owns her interest in Cameron Associates through the Lynda L. Cameron Revocable Trust.
[4] The remaining interest is owned, directly or indirectly, by one or more unrelated third parties.

NOTE: Organizations that are corporations include one of the following: Corporation, Company or Inc.
Organizations that are limited liability companies include LLC.